Exhibit 99.1

Corporate Presentation October 3, 2011

2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All remarks and information that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, remarks and information relating to: the Company’s ability to obtain marketing approval for its migraine patch (also referred to as NP101 and Zelrix); the therapeutic benefits, market potential, pricing and reimbursement for the Company’s migraine patch and its other product candidates; the Company’s commercialization and partnering plans for its migraine patch and other product candidates; line extension and other opportunities for the Company’s patch technology; the Company’s future capital requirements; and other and all other remarks and information relating to the Company’s projections, expectations, beliefs, future performance or plans or objectives for future operations (including assumptions underlying or relating to any of the foregoing). Forward-looking statements are based on the Company’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements contained herein including, among others: the Company’s ability to obtain marketing approval for and commercialize its migraine patch; physician and patient acceptance of the Company’s migraine patch and other product candidates; safety or other risks that could require the Company to abandon or delay development of, or preclude or limit approval of, the Company’s migraine patch or other product candidates; varying interpretation of clinical and market data; the Company’s ability to obtain additional financing; and the risks, uncertainties and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for quarter ended June 30, 2011 under the caption “Risk Factors” and elsewhere in such reports, which are available on the Company’s website at www.nupathe.com in the “Investor Relations – SEC Filings” section. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While the Company may update certain forward-looking statements from time to time, it specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. © 2011 NuPathe Inc. All rights reserved

3 Highlights . Emerging biopharmaceutical company focused on innovative neuroscience solutions • Marrying patient needs with commercial opportunity . Migraine patch • Efficacy established in robust phase III program • Large underserved market . Migraine-related nausea (MRN) is key commercial driver . Overcomes limitations of current medications • Complete response letter received from FDA . Meeting scheduled with FDA on November 9th . Pipeline addressing major needs in neuroscience . $36.2 million cash at June 30, 2011

Triptans Dominate the Migraine Market . Triptan market • 129 MM units in the U.S. • 97% of migraine sales . Preferred class of migraine treatment • 3-4 triptans tried before moving to different class Total U.S. Migraine Rxs = 13 million Data: MAT June 2011. Triptans include Treximet. Analgesic combos = analgesic combos + Cambia 4 Triptans 94%

5 Harnessing the Power of Triptans Patch applied during migraine attack . Powered by SmartReliefTM . Controlled delivery for four hours . Applied to upper arm or thigh . Single use, disposable

6 Why a Patch for Migraine? * Overlap amongst patient types 1 2 3 Migraine-Related Nausea & Vomiting “MRN” Nausea 90% of treated patients 12.5 million patient opportunity* Vomiting 59% of treated patients 8 million patient opportunity* Gastroparesis Unreliable absorption Inconsistent Efficacy >40% of treated patients 6 million patient opportunity* Triptan AEs Mimic a cardiovascular event 10-15% of treated patients 1 million patient opportunity*

Large Opportunity for Migraine Patch

Patient Type	% of Treated Patients	Patient Opportunity*
Migraine-Related Nausea (MRN)	90%	~12.5 M
Migraine-Related Vomiting	59%	~8 M
Progress to a 2nd Triptan	80%	~11 M
Progress to a 3rd Triptan	50%	~6.5 M
Experience Inconsistent Efficacy	≥40%	~6 M
Adverse Events Impacts Treatment	67%	~9 M
Taste Abnormalities During Migraine	25%	~3.5 M
Co-Morbidity: Abdominal Pain	37%	~5 M
Co-Morbidity: Abdominal Bloating	27%	~3.7 M
Co-Morbidity: Irritable Bowel Syndrome	19%	~2.5 M

* Overlap amongst patient types

NuPathe
Innovating Neuroscience

MRN is the Key Commercial Driver . 50% of patients experience frequent MRN (> 50% of migraines)1 . Those with frequent MRN are significantly less satisfied with their migraine medications1 • Greater dissatisfaction with medication effectiveness; report more side effects • More medication-related interference in work, family, and social life . MRN causes patients to delay or avoid treatment2 (~7 million) 8 “There are millions of people who, because of migraine-related nausea as well as pain, are having a hard time finding relief from medication.” Dr. Richard B. Lipton* 1 Lipton, Buse. Data presented at the 53rd Annual Scientific Meeting of the American Headache Society (AHS), June 2011. Analysis funded through an unrestricted grant provided by NuPathe Inc. 2 National Headache Foundation Survey; Migraine and Associated Symptoms , June 2008 * Dr. Lipton was the lead study investigator of AMPP and is professor/vice chair of The Saul R. Korey Department of Neurology at the Albert Einstein College of Medicine, and director of the Montefiore Headache Unit in New York.

9 Therapeutic Level The Ideal PK Profile Control provided by SmartRelief allows our migraine patch to deliver therapeutic levels with minimal Cmax related AEs 100mg oral 6mg SQ 20mg nasal Migraine patch Plasma levels (ng/ml) hours post closing

10 Pivotal Phase III Data Confirms Value v Not statistically significant . Rapid & sustained headache pain relief and elimination of nausea • 39% more NP101 patients had pain relief than placebo at 30 minutesv • Sustained pain relief from 2 to 24 hours (P=0.0015) • Significant elimination of nausea at 1 hour Endpoints (Data at 2 hours) P-Value Pain free – Primary = 0.0092 Pain relief < 0.0001 Nausea free < 0.0001 Photophobia free = 0.0028 Phonophobia free = 0.0002

11 Pivotal Phase III Data Adverse Event Profile Application site events were typical of patches . Majority were mild in intensity and transient Minimal incidence of adverse events know as triptan sensations . Compared to product labeling for oral (12 – 14%) and injection (47%) Patch Placebo Application site pain 23% 15% Application site tingling 12% 19% Application site itching 8% 7% Application site reaction 7% 6% Patch Placebo Atypical sensations 1.7% 0.0% Pain and other pressure sensations 1.7% 0.4%

Comprehensive Safety Profile 12 . Extensive Phase III program including more than 800 patients and 10,000 patch applications . No drug-related serious adverse events . Two 12-month, repeat use, open label trials . Very low incidence of triptan sensations (<1%) . No increased skin irritation with repeat use . Study-completers used an average of 2.5 patches per month . Additional clinical pharmacology safety studies . Cumulative skin irritation . PK and safety in elderly . PK in migraine patients

Regulatory Status . NDA submitted October 2010 . Complete response letter from FDA received August 29th • Efficacy in overall migraine population acknowledged • FDA complete response focused on chemistry, manufacturing and safety questions . End-of-review meeting scheduled for November 9th • Aggressively working with FDA to resolve open questions 13

14 Specialist Focus with PCP Opportunity . NuPathe (~100 Sales Reps) • Neurologists, headache specialists . Partnership / Expansion • Primary care Physicians Migraine Units Deciles Physicians Migraine Units Launch 100 Sales Reps 10 - 8 10,500 53 million Expansion Opportunity 7 - 5 31,000 53 million

15 Broad Formulary Coverage Expected for Patch . Payers see value in the patch • GI issues acknowledged • Poorly controlled patients are costly • Patch addresses need for acceptable non-oral . Payers Indicate broad formulary access • Mix of tier 2 & 3 . Non-orals priced up to $87 per unit (WAC) • Broad formulary acceptance • Annual revenue per patient using 2 patches/month . $50/patch = $1,200 . $100/patch = $2,400

16

NP101 Franchise Opportunity

Program	Research	Phase I	Phase II	Phase III	NDA
Sumatriptan Iontophoretic Transdermal System					
NP101 - Acute Treatment of Migraine (US)	CRL Received Aug 29 2011				
NP101 – Acute Treatment of Migraine (Ex-US)	Partner opportunity				
NP101 – Pediatric Migraine (sNDA)	Post-approval commitment				
NP101 – Cluster Headache (sNDA)	Injectable sumatriptan currently indicated				
NP101 – Predictable Migraine (sNDA)	4 hour delivery may prove beneficial				
NP101 – Prevention of Treatment Emergent Nausea (sNDA)	Problem with current treatments				
NP101 – Management of Chronic Gastroparesis	Scientific Basis				
NP101 - Treatment of Motion Sickness	Scientific Basis				

Issued patents covering migraine patch until April 2027; applications to 2029

NuPathe
Innovating Neuroscience

Building Our Patch Franchise Beyond Migraine 17 Proteins/ Peptides Nucleic Acids Small Molecules Global transdermal delivery market to grow from $21.5 billion in 2010 to $31.5 billion by 2015* Source: PharmaLive Special Reports: Transdermal Medicine Review and Outlook, September 2011

18 Biodegradable Implant Portfolio . NP201: Long–acting delivery (LAD) of ropinirole to treat the signs and symptoms of Parkinson’s disease • Designed to address tolerability and need for consistent long-term efficacy • Evidence suggests continuous dopaminergic stimulation delays disease progression and improves treatment • Seeking partner for continued development . NP202: Long–acting delivery (LAD) of an atypical antipsychotic to treat schizophrenia and bipolar disorder • Designed to address significant patient non-compliance • Continuous treatment reduces psychotic breaks and improves patient functionality

19

Pipeline Addresses Large Unmet Needs

Program	Pre-Clinical	Phase I	Phase III
Ropinirole Biodegradable Implant			
NP201 – Treatment of Parkinson's Disease	IND ready		
NP201 – Delayed Progression of Parkinson's Disease (sNDA)	IND ready		
NP201 – Treatment of Restless Leg Syndrome	Oral approved		
Atypical Antipsychotic Biodegradable Implant			
NP202– Treatment of Schizophrenia	Prototype dev.		
NP202 –Treatment of Bipolar I Disorder	Prototype dev.		

Significant Worldwide Opportunities in Parkinson's & Schizophrenia/Bipolar

NuPathe
Innovating Neuroscience

20 Highlights . Emerging biopharmaceutical company focused on innovative neuroscience solutions • Marrying patient needs with commercial opportunity . Migraine patch • Efficacy established in robust phase III program • Large underserved market . Migraine-related nausea (MRN) is key commercial driver . Overcomes limitations of current medications • Complete response letter received from FDA . Meeting scheduled with FDA on November 9th . Pipeline addressing major needs in neuroscience . $36.2 million cash at June 30, 2011

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